Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS FIRST QUARTER 2022 OPERATING RESULTS

DAYTONA BEACH, FL – April 21, 2022 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended March 31, 2022.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.06 for the quarter ended March 31, 2022.
◾	Reported FFO per diluted share of $0.49 for the quarter ended March 31, 2022, an increase of 16.7% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.48 for the quarter ended March 31, 2022, an increase of 9.1% from the comparable prior year period.
◾	Acquired 16 net lease retail properties during the first quarter of 2022 for total acquisition volume of $65.5 million, reflecting a weighted average going-in cash cap rate of 6.9%.
◾	Paid a cash dividend for the first quarter of 2022 of $0.27 per share, a 12.5% increase from the comparable prior year period quarterly dividend, and an annualized yield of 5.6% based on the closing price of the Company’s common stock on April 20, 2022.
◾	On April 14, 2022, the Company exercised the accordion options under its 2026 Term Loan and 2027 Term Loan for combined new proceeds of $60.0 million. Proceeds were utilized to pay down the Company’s Revolving Credit Facility.
◾	On April 14, 2022, the Company announced the sale of its sole remaining office property for $38.8, generating a gain on sale of $7.0 million.

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended March 31, 2022 (in thousands, except per share data):

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$10,799	$5,890	$4,909	83.3%
Net Income	$924	$511	$413	80.8%
Net Income Attributable to PINE	$806	$440	$366	83.2%
Net Income per Diluted Share Attributable to PINE	$0.06	$0.05	$0.01	20.0%
FFO (1)	$6,596	$3,654	$2,942	80.5%
FFO per Diluted Share (1)	$0.49	$0.42	$0.07	16.7%
AFFO (1)	$6,452	$3,850	$2,602	67.6%
AFFO per Diluted Share (1)	$0.48	$0.44	$0.04	9.1%
Dividends Declared and Paid, per Share	$0.27	$0.24	$0.03	12.5%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

CEO Comments

“We’re very pleased with our start to 2022 as we continued our momentum from our record fourth quarter by selling our last remaining office property to position our portfolio as 100% retail and acquiring more than $65 million of high-quality, predominately investment grade-rated retail net lease properties,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “With the proceeds from our final office sale already redeployed into our first quarter pharmacy portfolio acquisition, our top tenant is now Walgreens. Our focus in the second quarter is on the execution of our increased disposition guidance as we look to cycle out of certain assets where we see outsized relative value in the market and redeploy those proceeds into opportunities within our healthy acquisition pipeline. These efforts should drive improved long-term earnings per share growth, incrementally de-lever our balance sheet, and further support our attractive 5.6% dividend yield.”

Acquisitions

During the three months ended March 31, 2022, the Company acquired 16 high-quality net lease properties for total acquisition volume of $65.5 million, reflecting a weighted average going-in cash cap rate of 6.9%. As of the acquisition date, the properties had a weighted average remaining lease term of 9.0 years, were located in 12 different states, and were leased to tenants operating in six retail sectors including the pharmacy, grocery, dollar store, specialty retail, convenience store, and automotive parts sectors. Approximately 79% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Disposition

Subsequent to the quarter ended March 31, 2022, on April 14, 2022, the Company completed the sale of its sole remaining office property located in Hillsboro, Oregon and leased to Wells Fargo for a sales price of $38.8 million. The sale of the property generated a gain of $7.0 million. Proceeds from the sale were part of reverse Section 1031 like-kind exchanges.

Property Portfolio

The Company’s portfolio consisted of the following as of March 31, 2022:

Number of Properties	129
Square Feet	3.5 million
Weighted Average Remaining Lease Term	7.8 years
States where Properties are Located	35
Occupancy	100%

% of Annualized Base Rent Attributable to Retail Tenants (1)	92%
% of Annualized Base Rent Attributable to Office Tenants (1)	8%
% of Annualized Base Rent Subject to Rent Escalations in the Primary Lease Term (1)	43%
% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	50%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	77%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants as of March 31, 2022:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	11%
Wells Fargo	A+	8%
At Home	B	5%
Hobby Lobby	N/A	5%
Academy Sports	BB-	5%
Dollar General	BBB	5%
Walmart	AA	4%
Lowe’s	BBB+	4%
Dollar Tree/Family Dollar	BBB	3%
Sportsman’s Warehouse	N/A	3%
Total		53%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of March 31, 2022.

The Company’s portfolio consisted of the following industries as of March 31, 2022:

Industry		% of Annualized Base Rent
Pharmacy		13%
Home Furnishings		11%
General Merchandise		10%
Sporting Goods		8%
Financial Services		8%
Dollar Stores		8%
Grocery		6%
Convenience Store		5%
Entertainment		4%
Home Improvement		4%
Consumer Electronics		4%
Specialty Retail		3%
Casual Dining		2%
Automotive Parts		2%
Health & Fitness		2%
Off-Price Retail		2%
Farm & Rural Supply		1%
Quick Service Restaurant		1%
Office Supplies		1%
Automotive Services		< 1%
Healthcare Services		< 1%
Fast Casual Restaurants		< 1%
Pet Supplies		< 1%
Other (1)		< 1%
Total	26 Industries	100%

Any differences a result of rounding.

(1)	Includes three industries collectively representing less than 1% of the Company’s ABR as of March 31, 2022.

The Company’s portfolio included properties in the following states as of March 31, 2022:

State		% of Annualized Base Rent
Texas		16%
Oregon		8%
North Carolina		7%
Ohio		6%
Georgia		6%
Florida		5%
New Jersey		5%
Arizona		5%
Michigan		4%
Oklahoma		3%
South Carolina		3%
Massachusetts		3%
New York		3%
Maryland		2%
New Mexico		2%
Minnesota		2%
Wisconsin		2%
Washington		2%
Alabama		2%
Nevada		2%
Illinois		2%
Pennsylvania		1%
West Virginia		1%
Missouri		1%
Connecticut		1%
Mississippi		< 1%
Indiana		< 1%
Louisiana		< 1%
Kentucky		< 1%
Maine		< 1%
South Dakota		< 1%
Kansas		< 1%
California		< 1%
Virginia		< 1%
Arkansas		< 1%
Total	35 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended March 31, 2022, the Company completed the following notable capital markets activity:

◾	The Company issued 314,671 common shares under its ATM offering program at a weighted average gross price of $19.65 per share, for total net proceeds of $6.1 million.

The following table provides a summary of the Company’s long-term debt as of March 31, 2022:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$150.0 million	30-Day LIBOR + [1.35% - 1.95%]	November 2023
2026 Term Loan (1)	$60.0 million	30-Day LIBOR + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$80.0 million	30-Day LIBOR + [1.25% - 1.90%]	January 2027
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Total Debt/Weighted Average Rate	$320.0 million	2.35%
(1)

Effective May 21, 2021, the Company utilized interest rate swaps to fix LIBOR and achieve a weighted average fixed interest rate of 0.81% plus the applicable spread on the $60.0 million 2026 term loan balance.

(2)

Effective September 30, 2021, the Company utilized interest rate swaps, inclusive of its redesignation of the existing $50.0 million interest rate swap entered into as of April 30, 2020, to fix LIBOR and achieve a weighted average fixed interest rate of 0.53% plus the applicable spread on the $80.0 million 2027 term loan balance.

Subsequent to the quarter ended March 31, 2022, on April 14, 2022, the Company exercised the accordion options under the Company’s 2026 Term Loan and 2027 Term Loan for $40.0 million and $20.0 million, respectively, increasing aggregate lender commitments and borrowings under each Term Loan to $100.0 million. The $60.0 million in total proceeds were utilized to pay down the Company’s Revolving Credit Facility.

As of March 31, 2022, the Company held an 87.4% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 11,772,963 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 13,476,457, as of March 31, 2022.

As of March 31, 2022, the Company’s net debt to Pro Forma EBITDA was 8.8 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 5.6 times. As of March 31, 2022, the Company’s net debt to total enterprise value was 55.6%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On February 23, 2022, the Company announced a cash dividend for the first quarter of 2022 of $0.27 per share, payable on March 31, 2022 to stockholders of record as of the close of business on March 10, 2022. The first quarter 2022 cash dividend represents a 12.5% increase over the comparable prior year period quarterly dividend and a payout ratio of 55.1% and 56.3% of the Company’s first quarter 2022 FFO per diluted share and AFFO per diluted share, respectively.

2022 Outlook

The Company has increased its outlook for 2022 to take into account the Company’s first quarter performance and revised expectations regarding the Company’s investment activities and forecasted capital markets transactions. The Company’s outlook for 2022 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s increased outlook for 2022 is as follows

	Outlook Range for 2022
	Low		High
Acquisitions	$215 million	to	$250 million
Dispositions	$75 million	to	$100 million
FFO per Diluted Share	$1.55	to	$1.60
AFFO per Diluted Share	$1.53	to	$1.58
Weighted Average Diluted Shares Outstanding	15.0 million	to	16.5 million

First Quarter 2022 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2022 tomorrow, Friday, April 22, 2022, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference:

USA (Toll Free):1 (877) 815-0077

International: 1 (631) 625-3206

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 8056588 when prompted.

A webcast of the call can be accessed at: https://edge.media-server.com/mmc/p/d945c9mm. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section of the website.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic and its variants on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2022	December 31, 2021
ASSETS
Real Estate:
Land, at Cost	$195,953	$178,172
Building and Improvements, at Cost	307,985	266,236
Total Real Estate, at Cost	503,938	444,408
Less, Accumulated Depreciation	(18,965)	(15,419)
Real Estate—Net	484,973	428,989
Cash and Cash Equivalents	2,244	8,851
Restricted Cash	691	646
Intangible Lease Assets—Net	64,120	58,821
Straight-Line Rent Adjustment	2,110	1,838
Other Assets	14,588	6,369
Total Assets	$568,726	$505,514
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$3,981	$2,363
Prepaid Rent and Deferred Revenue	1,524	2,033
Intangible Lease Liabilities—Net	6,242	5,476
Long-Term Debt	318,814	267,740
Total Liabilities	330,561	277,612
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,772,963 shares issued and outstanding as of March 31, 2022 and 11,454,815 shares issued and outstanding as of December 31, 2021	118	114
Additional Paid-in Capital	207,035	200,906
Dividends in Excess of Net Income	(8,779)	(6,419)
Accumulated Other Comprehensive Income	8,754	1,922
Stockholders' Equity	207,128	196,523
Noncontrolling Interest	31,037	31,379
Total Equity	238,165	227,902
Total Liabilities and Equity	$568,726	$505,514

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues:
Lease Income	$10,799	$5,890
Total Revenues	10,799	5,890
Operating Expenses:
Real Estate Expenses	1,092	651
General and Administrative Expenses	1,431	1,030
Depreciation and Amortization	5,672	3,143
Total Operating Expenses	8,195	4,824
Net Income from Operations	2,604	1,066
Interest Expense	1,680	555
Net Income	924	511
Less: Net Income Attributable to Noncontrolling Interest	(118)	(71)
Net Income Attributable to Alpine Income Property Trust, Inc.	$806	$440

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.07	$0.06
Diluted	$0.06	$0.05
Weighted Average Number of Common Shares:
Basic	11,662,697	7,565,429
Diluted (1)	13,366,191	8,789,283

Dividends Declared and Paid	$0.27	$0.24
(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Income	$924	$511
Depreciation and Amortization	5,672	3,143
Funds from Operations	$6,596	$3,654
Adjustments:
Straight-Line Rent Adjustment	(294)	(147)
COVID-19 Rent Repayments	23	271
Non-Cash Compensation	79	73
Amortization of Deferred Financing Costs to Interest Expense	125	65
Amortization of Intangible Assets and Liabilities to Lease Income	(101)	(41)
Other Non-Cash (Income) Expense	24	(6)
Recurring Capital Expenditures	—	(19)
Adjusted Funds from Operations	$6,452	$3,850

FFO per Diluted Share	$0.49	$0.42
AFFO per Diluted Share	$0.48	$0.44

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
March 31, 2022
Net Income	$924
Adjustments:
Depreciation and Amortization	5,672
Straight-Line Rent Adjustment	(294)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	125
Amortization of Intangible Assets and Liabilities to Lease Income	(101)
Other Non-Cash (Income) Expense	24
Interest Expense, Net of Deferred Financing Costs Amortization	1,554
EBITDA	$7,983

Annualized EBITDA	$31,932
Pro Forma Annualized Impact of Current Quarter Acquisitions (1)	4,194
Pro Forma EBITDA	$36,126

Total Long-Term Debt	318,814
Financing Costs, Net of Accumulated Amortization	1,186
Cash and Cash Equivalents	(2,244)
Restricted Cash	(691)
Net Debt	$317,065

Net Debt to Pro Forma EBITDA	8.8x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition activity during the three months ended March 31, 2022.